U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 22, 2011

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2011, Studio One Media, Inc. (the “Company”) entered into a Financing Agreement with a related party (“Lender”) to fund up to two million dollars in loans to the Company to be used to manufacture, ship, install and operate additional audio/video recording studios and for general operating purposes (the “Financing Agreement”).  The Financing Agreement provides that the Company can, from time to time, for a period of eighteen months from the date of the Financing Agreement, request disbursements from the Lender in one or more tranches, each in a stipulated amount.  Each request shall be considered independently and shall be funded by the Lender unless the Lender declines to do so within five days of receipt of the request.  Each disbursement shall be represented by a separate promissory note (“Promissory Note”) with a maturity date of eighteen months.  Each Promissory Note will bear interest at the rate of 15% per annum.  Interest owing for the first year of each Promissory Note shall be accrued monthly and paid quarterly by the issuance of restricted common stock the Company calculated at 75% of the 10-day running average closing price of the Company’s common stock.  Interest after one year will be paid quarterly in cash.  As additional consideration for the loan(s), the Company has agreed (i) with respect to the first such funding, the Lender shall be issued a cashless warrant to purchase 50,000 shares of restricted common stock of the Company at a price of forty cents, exercisable for a period of five years from the date of grant of same, and (ii) with each advance of funds by the lender, including the first, the Lender shall be issued a warrant to purchase 25,000 shares of restricted common stock of the Company for each $100,000 funded, at a price of forty cents, exercisable for a period of five years from the date of grant of same.  Under the terms of the Financing Agreement, the Lender may elect to receive and be paid up to fifty percent of gross revenues received by the Company in connection with certain specified pending agreement(s) until such time as the principal amount of all funds advanced pursuant to the Financing Agreement and the principal amount of all other funds heretofore or hereafter advanced by the Lender to the Company shall have been paid in full.  All or any amount of the principal amount of any Promissory Note given with respect to any advance, together with accrued interest thereon, may be converted at the option of the Lender at any time after six months into fully paid and nonassessable shares of restricted common stock of the Company.  The number of shares of common stock that shall be issuable upon conversion of a Promissory Note shall equal the amount of the Promissory Note (including accrued interest) to be converted divided by the per share price of fifty cents.

ITEM 8.01.  OTHER EVENTS

On November 22, 2011, the Company issued a press release announcing that it had received a $2 million credit facility to accelerate its MyStudio rollout plan.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

a) Fianacial Statements

None

b) Exhibits

Exhibit #	Description
99.1	Press Release November 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.
Dated: November 28, 2011	By:	/s/ Kenneth R. Pinckard
Kenneth R. Pinckard
Vice President